Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in the Prospectus and Prospectus Supplement constituting a part of this Registration Statement of our report dated March 13, 2025, relating to the consolidated financial statements and schedule of Playboy, Inc. (the “Company”), appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.
We also consent to the reference to us under the caption “Experts” in the Prospectus and Prospectus Supplement.
/s/ BDO USA, P.C.
Los Angeles, California
July 18, 2025